Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 6 TO CREDIT AGREEMENT

This AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of December 14, 2006 (this “Amendment”), among JARDEN CORPORATION, a Delaware corporation (the “Borrower”) and Canadian Imperial Bank of Commerce (“CIBC”), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below), amends certain provisions of the CREDIT AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers (each as defined therein) party thereto from time to time, CIBC, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), CITICORP USA, INC., as syndication agent for the Lenders and the L/C Issuers, and BANK OF AMERICA, N.A., NATIONAL CITY BANK OF INDIANA and SUNTRUST BANK, as co-documentation agents for the Lenders and L/C Issuers. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower desires to modify and amend certain provisions of the Credit Agreement relating to mandatory prepayments resulting from Excess Cash Flow and issuances of Equity Securities; and

WHEREAS, pursuant to Section 10.01(a) (Amendments, Etc.) of the Credit Agreement, the consent of the Required Lenders is required to effect the amendments set forth herein;

WHEREAS, each Lender party to a Lender Consent (collectively constituting the Required Lenders) (the “Consenting Lenders”) and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend or otherwise modify the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Certain Amendments to the Credit Agreement. As of the Effective Date:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definition in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01 (and the following definition shall replace in its entirety the existing definition for the corresponding term in such Section 1.01):

“Equity Issuance Deferred Amount” means, with respect to any Reinvestment Event arising from an Equity Issuance to finance a proposed Permitted Acquisition, an amount equal to the Equity Issuance Net Proceeds received by any Loan Party in connection therewith that are not initially applied to prepay the Loans pursuant to Section 2.06(e) (Mandatory Prepayments) as a result of the delivery of a Reinvestment Notice.

(b) Clause (iii) of the defined term “Excess Cash Flow” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting sub-clause (J) thereof in its entirety, changing existing sub-clause (K) thereof to new sub-clause (J) and changing existing sub-clause (L) thereof to new sub-clause (K).

(c) Clause (i) of Section 2.06(e) (Mandatory Prepayments) of the Credit Agreement is hereby amended by deleting the words “in an amount equal to fifty percent (50%) of the amount of Excess Cash Flow for such fiscal year or if earlier, the date that is ten days after the date on which the Borrower shall have delivered its annual financial statements pursuant to Section 6.01(a) (Financial Statements) for such fiscal year)” and inserting the following in lieu thereof:

in an amount equal to (i) fifty percent (50%) of the amount of Excess Cash Flow for such fiscal year less (ii) the aggregate amount of any optional prepayments made by the Borrower pursuant to Section 2.06 (Prepayments) hereof during such fiscal year, the aggregate amount of any optional prepayments of Local Term Loans made by each Local Borrower pursuant to the applicable Local Credit Facility during such fiscal year, the aggregate amount of prepayments made in connection with required reductions of the Aggregate Revolving Credit Commitment during such fiscal year, the aggregate amount of mandatory prepayments of principal of the Term Loan during such fiscal year and the aggregate amount of mandatory prepayments of principal of the Local Term Loans during such fiscal year (or, if earlier than the end of such 100 day period, the date that is ten days after the date on which the Borrower shall have delivered its annual financial statements pursuant to Section 6.01(a) (Financial Statements) for such fiscal year)

(d) Clause (ii) of Section 2.06(e) (Mandatory Prepayments) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii) The Borrower shall make, or shall cause each applicable Subsidiary to make, a prepayment with respect to each Equity Issuance by such Person (other than Equity Securities issued (x) to the Borrower or a Guarantor or (y) to the Sponsor as consideration for the Sponsor Equity Financing) in an amount equal to (A) (a) the Net Proceeds of each such Equity Issuance of the Borrower or any Subsidiary less (b) the lesser of (i) $100,000,000 in each fiscal year of the Borrower or (ii) the actual amount of Net Proceeds in each fiscal year of the Borrower, in each case realized from (I) the issuance of public Equity Securities of the Borrower, (II) the issuance of Equity Securities in connection with the exercise of any option, warrant or other convertible security of the Borrower or any Subsidiary or (III) the issuance, award or grant of Equity Securities to eligible participants under a stock plan of the Borrower, multiplied by (B) fifty percent (50%) (such amount being the “Equity Issuance Net Proceeds”); provided, however, that if the Borrower shall have delivered a Reinvestment Notice with respect to any issuance of Equity Securities to finance a Permitted Acquisition, (I) no prepayment shall be required under this Section 2.06(e)(ii) until the applicable Reinvestment Prepayment Date and (II) on the applicable Reinvestment Prepayment Date, the Borrower shall prepay the Loans (or provide Cash Collateral in respect of Letters of Credit) in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment Event, which mandatory prepayment shall be applied in accordance with the final paragraph of this Section 2.06.

Section 2. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Certain Documents. The Agents shall have received each of the following, dated as of the Effective Date (unless otherwise agreed to by the Agents), in form and substance satisfactory to Agents:

(i) this Amendment duly executed by the Borrower and the Administrative Agent;

(ii) the Consent and Agreement in the form attached hereto as Exhibit A, executed by each of the Guarantors;

(iii) the Acknowledgment and Consents, in the form attached hereto as Exhibit B (each, a “Lender Consent”), executed by the Consenting Lenders;

(iv) a copy of the notice, duly executed and delivered by a Responsible Officer of the Borrower (or by an authorized attorney at Kane Kessler, P.C., counsel to the Borrower), to each Local Agent in respect of each outstanding Local Credit Facility pursuant to the requirements of Section 5.4(c) (Matters Relating to Loan Documents) of the Local Credit Facility Intercreditor Agreement, pursuant to which the Borrower notifies each such Local Agent of the amendments contained herein, certified by a Responsible Officer of the Borrower as being a true, complete and correct copy of such notice and together with evidence reasonably satisfactory to the Agents that such notice shall have been delivered by the Borrower to such Local Agents at least three Business Days prior to the Effective Date; and

(v) such additional documentation as the Consenting Lenders may reasonably require prior to the execution and delivery of this Amendment to the Borrower by the Administrative Agent.

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Agents and the Required Lenders.

(c) Representations and Warranties; No Defaults. The Agents, for the benefit of the Agents and the Lenders, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Amendment:

(i) each of the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date; provided, however, that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment; and

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

Section 3. Certain Covenants and Agreements.

(a) Local Credit Facility Amendments. The Borrower hereby covenants and agrees that promptly after the Effective Date, and in no event more than forty (40) Business Days after the Effective Date (or such later date as the Administrative Agent may agree), it shall deliver or cause to be delivered to the Administrative Agent a certificate of a Responsible Officer certifying that the relevant Local Credit Facility Documents in respect of each outstanding Local Credit Facility shall have been amended or otherwise modified on the same terms as set forth in this Amendment (subject, if applicable, to only those modifications as are required by applicable law).

Section 4. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent Constituent Documents) of such Loan Party.

(b) This Amendment has been duly executed and delivered by each Loan Party, and each of this Amendment and the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

Section 5. Reference to and Effect on the Loan Documents.

(a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Amendment.

(b) Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except to the extent amended or otherwise modified hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d) The Borrower hereby confirms that the security interests and Liens granted pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 6. Costs and Expenses. As provided in Section 10.04 (Attorney Costs, Expenses and Taxes) of the Credit Agreement, the Borrower agrees to reimburse the Agents for all reasonable fees, costs and out-of-pocket expenses due and payable by the Borrower pursuant to the Loan Documents, including such costs and expenses (including Attorney Costs) for advice, assistance, or other representation in connection with the preparation, execution and delivery of this Amendment.

Section 7. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 9. Severability. The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

Section 11. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

JARDEN CORPORATION, as Borrower

By:	/s/ Desiree DeStefano
Name:	Desiree DeStefano
Title:	Executive Vice President of Finance and Treasurer

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ Cedric Henley
Name:	Cedric Henley
Title:	Managing Director

By:	/s/ Leonardo Fernandez
Name:	Leonardo Fernandez
Title:	Executive Director